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                                                                    EXHIBIT 10.8

               EMPLOYMENT SEPARATION AGREEMENT AND MUTUAL RELEASE

         THIS EMPLOYMENT SEPARATION AGREEMENT AND MUTUAL RELEASE (this "Agreement") is entered into this 12th day of February, 2001, among Childtime Learning Centers, Inc., a Michigan corporation ("Learning Centers"), Childtime Childcare, Inc., an Illinois corporation and wholly owned subsidiary of Learning Centers ("Childcare") (Learning Centers, Childcare and their respective subsidiaries are referred to herein, collectively, as "Employer") and Michael M. Yeager ("Employee").

                                    Recitals:

         A. Employee has worked in the employ of Employer for a period of time.

         B. Employee's employment with Employer ceased as of January 29, 2001 (the "Termination Date").


         C. Employer has agreed to pay to Employee the termination benefits described herein and Employee and Employer have agreed to release each other from certain liabilities upon the terms and conditions contained herein.

         Therefore, in consideration of the mutual promises stated in this Agreement, Employee and Employer agree as follows:

         1. Termination of Employment. Employee hereby acknowledges his resignation, effective as of January 29, 2001, from all of his positions, as an officer or a director, with Employer and its subsidiaries.

         2. Termination Benefits. As Employee's sole and exclusive termination benefit, Employer will, subject to Employee's compliance with his Post-Employment Obligations (as defined below), provide Employee the following (the "Termination Benefits"):


            (a) an amount equal to eight months' salary, at the rate in effect at the Termination Date, payable in accordance with Employer's regularly scheduled pay periods over the first eight months following the date of this Agreement, and subject to any applicable tax withholding to the extent required by applicable law; and

            (b) hospitalization, medical, dental, disability and life insurance benefits to the extent such benefits were provided to Employee immediately prior to the Termination Date, for the first eight months following the date of this Agreement.



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In the event Employee breaches his Post-Employment Obligations (as defined in
Section 4 below), Employer will have, in addition to any other rights and remedies it has under this Agreement or otherwise, the right to discontinue forever the Termination Benefits. The foregoing Termination Benefits will be in lieu of any termination or severance payments required by any policy of Employer or applicable law (other than continued medical or disability coverage to which Employee or his family are entitled under Employer's then existing employment policies covering Employer's executives or then applicable law), and will constitute Employee's sole and exclusive rights and remedies with respect to the termination of his employment with Employer. In particular, Employee will have no right to any further perquisites previously provided by Employer, including country club memberships and automobile allowances, and such perquisites have been terminated as of the Termination Date.

         3. Stock Options. As additional consideration for Employee's execution and delivery of this Agreement, all outstanding options granted to Employee pursuant to the terms of Employee's 1995 Stock Incentive plan for Key Employees, as amended, to the extent vested as of the Termination Date, will remain outstanding and may be exercised until the original expiration thereof, notwithstanding that Employee's employment with the Employer has terminated.

         4. Confidentiality; Nonsolicitation.

            (a) Post-Employment Obligations. Employee acknowledges and agrees that he will not violate the following covenants (the "Post-Employment Obligations"):


                (i) Employee will not disclose or make accessible to any person or entity or use in any way for his own personal gain or to Employer's detriment any confidential information relating to the business of Employer or its successors and assigns. Information and materials will not be deemed confidential if already in the public domain or commonly known to others within the child care industry, through no breach of violation of this covenant by Employee. Employee will also not be deemed in violation of this covenant if his disclosures are made in compliance with a subpoena or other order of a court which Employee reasonably believes to have competent jurisdiction, but only to the extent necessary to comply with such subpoena or order; provided, however, that prior to any such disclosure Employee will (A) notify Employer promptly in writing of any order or request to disclose and of the facts and circumstances surrounding such order or request so that Employer may seek an appropriate protective order, and (B) if requested by Employer, cooperate with Employer, at the Employer's expense, in any proceeding to obtain an appropriate protective order and/or to quash any such subpoena or request to disclose.

                (ii) Employee will not, for a period of one year following the date of this Agreement, directly or indirectly, induce or solicit (A) any employee of Employer to leave the employ of Employer, (B) any independent contractor to terminate any independent contractor relationship with Employer, or (C) any customer, tenant, lender or other party which transacts business with Employer to adversely change any relationship with Employer.

            (b) Equitable Remedies. Employee acknowledges that the covenants in this Section 4 are intended to protect trade secrets and other confidential information of Employer and its affiliates, and



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relate to matters which are of a special and unique character, and their violation would cause irreparable injury to Employer, the amount of which will be extremely difficult, if not impossible, to determine and cannot be adequately compensated by monetary damages alone. Therefore, if Employee breaches or threatens to breach any covenant in this Section 4, in addition to any other remedies which may be available to Employer under this Agreement or at law or equity, Employer may obtain, as a matter of right and without the need to prove irreparable injury or to post bond, an injunction, restraining order or other equitable relief against Employee and such other persons and entities as are appropriate.

              (c) Acknowledgement. Employee acknowledges and agrees that any violation by him of the Post-Employment Obligations will give Employer the right to discontinue forever the Termination Benefits and that Employer's discontinuance of the Termination Benefits will not effect Employee's obligations hereunder which will continue to be enforceable in all respects.

         5. Mutual Release. Employer and Employee hereby fully and forever mutually release, acquit and discharge each other from and for all manner of claims, counterclaims, causes of action, bonds, bills, debts, sums of money, commissions, compensation for purported personal services rendered, damages and rights whatsoever, in law or in equity, now existing in its or his favor by reason of any facts, known or unknown, except for actions or suits based upon breaches of this Agreement. Employer and Employee each represents and warrants to the other that he or it is not aware of any claim, action or proceeding which could give rise to a claim against the other.

         6. No Claims or Suits. Except for actions or suits based upon breaches of this Agreement, each of Employee and Employer will refrain from commencing any suit, claim or action, or prosecuting any pending action, claim or suit, in law or in equity, against the other based upon any facts, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, handicap or nationality which has or could have been alleged under the common law or any federal, state or local statute or ordinance, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Elliott-Larsen Civil Rights Act; the Michigan Handicappers Civil Rights Act; the Michigan Whistleblowers Protection Act; and any and all amendments to any of same. Employee and Employer agree that, except in response to a lawful subpoena or court order, neither will in any way, aid or assist any other party in prosecuting any claim whatsoever against the other.

         7. Employer's Confidential Materials and Personal Property. Employee will immediately return to Employer all Employer confidential materials and Employer personal property (including security cards, keys, credit cards, computer laptops, cellular telephones and other hand-held devices furnished by Employer, etc.) which Employee has in his possession or over which Employee exercises any control.

         8. Non-Disparagement. Employee agrees not to disparage Employer (or any affiliated party or person of Employer) publicly or in any other way. Employer agrees to use reasonable efforts to avoid any disparagement of Employee and will put its officers, employees, advisors and representatives on notice of the foregoing and will direct them to comply with the foregoing.



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         9. Confidentiality of this Agreement. Both the existence and the terms and conditions of this Agreement, and any and all underlying conversations, discussions, documents, correspondence or agreements in furtherance thereof or in connection or leading thereto, will be kept confidential by Employee.

         10. Age Discrimination. Employee understands that, in addition to other rights he is giving up under this Agreement, Employee is specifically waiving any rights he may presently have under the Age Discrimination in Employment Act.

         11. Attorney Consultation; Review Period. Employee has been offered the opportunity to take 21 days to consider the terms of this Agreement and has been advised in writing to consult with the attorney of his choice on the terms of this Agreement. Employee specifically acknowledges that he fully and completely understands the terms of this Agreement and their significance and that he accepts those terms and enters into this Agreement freely and without reservation.

         12. Entire Agreement. This Agreement reflects the entire agreement of Employee and Employer relative to the subject matter this Agreement and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises.

         13. Titles. The titles to the sections of this Agreement are for convenience only and are not to be part of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         15. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule.

         16. Amendments. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by Employer and Employee.

         17. Severability. Any term or provision of this Agreement that is invalid or unenforceable will not affect the validity or enforceability of the remaining terms and provisions hereof.

         18. Revocation. Employee understands that he may revoke this Agreement for a period of seven 7 days after signing it. To be effective, a revocation must be in writing and delivered to the person who executed this Agreement on behalf of Employer. If this Agreement is not revoked within the 7 day period, it will be fully enforceable without any further affirmative action by any party.


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         IN WITNESS WHEREOF, this Employment Separation Agreement and Mutual
Release has been executed by Employee and Employer on the date set forth opposite their respective signatures below, with this Agreement being effective on the date of Employee's execution of this Agreement.



Dated:  February 12, 2001           /s/ Michael M. Yeager
                                    --------------------------------------------
                                            Michael M. Yeager


Dated:  February 16, 2001           CHILDTIME LEARNING CENTERS, INC.,
                                            a Michigan corporation


                                    By: /s/ George A. Kellner
                                       -----------------------------------------
                                       Name: George A. Kellner
                                       Its: Chairman




Dated:  February 16, 2001           CHILDTIME CHILDCARE, INC.,
                                            an Illinois corporation


                                    By: /s/ George A. Kellner
                                       -----------------------------------------
                                       Name: George A. Kellner
                                       Its:  Chairman